UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 8, 2012

ALEXANDRIA REAL ESTATE EQUITIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-12993	95-4502084
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

385 East Colorado Boulevard, Suite 299
Pasadena, California	91101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (626) 578-0777

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 3.03                                             Material Modifications to Rights of Security Holders

On March 12, 2012, Alexandria Real Estate Equities, Inc. (the “Company”) filed with the State Department of Assessments and Taxation of the State of Maryland Articles Supplementary (the “Articles Supplementary”) establishing the rights and preferences of the Company’s 6.45% Series E Cumulative Redeemable Preferred Stock, par value $0.01 (the “Series E Preferred Stock”).  Delivery of the shares of Series E Preferred Stock will be made on or about March 15, 2012 pursuant to the terms of the Underwriting Agreement described in Item 8.01 below.

As set forth in the Articles Supplementary, with respect to dividend rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of the Company, the Series E Preferred Stock will rank senior to the Company’s common stock, par value $0.01 per share (the “Common Stock”), and all classes or series of capital stock of the Company expressly designated as ranking junior with the Series E Preferred Stock as to dividends and upon liquidation, and on parity with the Company’s 8.375% Series C Cumulative Redeemable Preferred Stock (the “Series C Preferred Stock”) and 7.00% Series D Cumulative Convertible Preferred Stock (the “Series D Preferred Stock”) and with any class or series of capital stock of the Company expressly designated as ranking on parity with the Series E Preferred Stock as to dividend rights and upon liquidation.  Holders of shares of the Series E Preferred Stock are entitled to receive, when and if authorized by the Company’s Board of Directors and declared by the Company, out of funds legally available for the payment of dividends, cumulative cash dividends at the rate of 6.45% per annum of the $25.00 liquidation preference per share (equivalent to the fixed annual amount of approximately $1.6125 per share of the Series E Preferred Stock).  Dividends on the Series E Preferred Stock will be cumulative from and including the date of original issue and will be payable to investors quarterly in arrears on or about the 15th day of each of January, April, July, and October of each year (except that the first dividend is scheduled to be paid on July 15, 2012).

If the Company liquidates, dissolves, or is wound up, holders of shares of the Series E Preferred Stock will have the right to receive $25.00 per share, plus accrued and unpaid dividends up to but excluding the date of payment, before any distribution of assets is made to holders of Common Stock and any other class or series of stock ranking junior to the Series E Preferred Stock as to liquidation rights.  The rights of holders of shares of the Series E Preferred Stock to receive their liquidation preference will be subject to the proportionate rights of any other class or series of the Company’s capital stock ranking on parity with the Series E Preferred Stock as to liquidation, including the Series C Preferred Stock and the Series D Preferred Stock, and junior to the rights of any class or series of the Company’s capital stock expressly designated as ranking senior to the Series E Preferred Stock.

The Company may not redeem the Series E Preferred Stock before March 15, 2017, except in order to preserve its status as a real estate investment trust or upon the occurrence of certain changes of control, as described below.  On and after March 15, 2017, the Company may, at its option, redeem the Series E Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus any accrued and unpaid dividends on such Series E Preferred Stock up to but excluding the redemption date.  Upon the occurrence of a Change of Control (as defined below), the Company may, at its option, redeem the Series E Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred, by paying $25.00 per share, plus any accrued and unpaid dividends to, but excluding, the date of redemption.

Upon the occurrence of a Change of Control, each holder of Series E Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date (as defined below), the Company has provided or provides notice of its election to redeem the Series E Preferred Stock) to convert some or all of the Series E Preferred Stock held by it into a number of shares of the Common Stock, per share of Series E Preferred Stock to be converted, equal to the lesser of:

•                  the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid dividends to, but excluding, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series E Preferred Stock dividend payment and prior to the corresponding Series E Preferred Stock dividend payment date, in which case no additional amount for such accrued and unpaid dividends will be included in this sum) by (ii) the Common Stock Price (as defined below); and

•                  0.7050 (the “Share Cap”), subject to certain adjustments;

subject, in each case, to an aggregate cap on the total number of shares of Common Stock issuable upon exercise of the Change of Control Conversion Right (as defined below) and to provisions for the receipt of alternative consideration as described in the Articles Supplementary.

A “Change of Control” is when, after the original issuance of the Series E Preferred Stock, the following have occurred and are continuing:

•                  the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger, or other acquisition transaction or series of purchases, mergers, or other acquisition transactions of stock of the Company entitling that person to exercise more than 50% of the total voting power of all stock of the Company entitled to vote generally in the election of the Company’s directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•                  following the closing of any transaction referred to in the bullet point above, neither the Company nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the New York Stock Exchange (the “NYSE”), the NYSE Amex Equities (the “NYSE Amex”), or NASDAQ Stock Market (“NASDAQ”) or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE Amex, or NASDAQ.

The “Change of Control Conversion Date” is the date the Series E Preferred Stock is to be converted, which will be a business day that is no fewer than 20 days nor more than 35 days after the date on which the Company provides a notice of occurrence of a Change of Control to the holders of Series E Preferred Stock.

The “Common Stock Price” will be (i) if the consideration to be received in the Change of Control by the holders of Common Stock is solely cash, the amount of cash consideration per share of Common Stock or (ii) if the consideration to be received in the Change of Control by holders of the Common Stock is other than solely cash, (x) the average of the closing sale prices per share of the Common Stock (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) for the ten consecutive trading days immediately preceding, but excluding, the effective date of the Change of Control as reported on the principal U.S. securities exchange on which the Common Stock is then traded, or (y) the average of the last quoted bid prices for the Common Stock in the over-the-counter market as reported by OTC Markets Group Inc., any successor organization thereto or similar organization thereof for the ten consecutive trading days immediately preceding, but excluding, the effective date of the Change of Control, if the Common Stock is not then listed for trading on a U.S. securities exchange.

The foregoing description of the Articles Supplementary is a summary and, as such, does not purport to be complete and is qualified in its entirety by reference to the Articles Supplementary.  A copy of the Articles Supplementary, which became effective on March 12, 2012, is attached as Exhibit 3.1 to this report and is incorporated by reference.  A specimen certificate for the Series E Preferred Stock is filed as Exhibit 4.1 hereto and is incorporated by reference.

Item 5.03                                             Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

As disclosed in Item 3.03 above, on March 12, 2012, the Company filed with the State Department of Assessments and Taxation of the State of Maryland the Articles Supplementary establishing the rights and preferences of the Series E Preferred Stock. A copy of the Articles Supplementary, which became effective on March 12, 2012, is attached as Exhibit 3.1 to this report and is incorporated by reference to this Item 5.03.  For additional information about the terms and conditions of the Series E Preferred Stock, see Item 3.03 above which is incorporated herein by reference.

Item 8.01                                             Other Events

On March 8, 2012, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., and RBC Capital Markets, LLC, as representatives (the “Representatives”) of the several Underwriters named therein (the “Underwriters”), in connection with the sale of 5,200,000 shares of the Series E Preferred Stock.  The shares of Series E Preferred Stock are being offered at $25.00 per share and, subject to customary closing conditions, the Underwriters expect to deliver the shares to the purchasers on or about March 15, 2012.  All shares are offered by the Company pursuant to an effective shelf registration on Form S-3 on file with the Securities and Exchange Commission.  A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1.

On March 8, 2012, the Company issued a press release announcing the pricing of its Series E Preferred Stock.  A copy of that press release is attached hereto as Exhibit 99.1.

Item 9.01                                            Financial Statements and Exhibits

(d)                                 Exhibits

1.1                                Underwriting Agreement, dated March 8, 2012, between Alexandria Real Estate Equities, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., and RBC Capital Markets, LLC.

3.1                                Articles Supplementary.

4.1                                Specimen Certificate for Series E Preferred Stock of Alexandria Real Estate Equities, Inc.

5.1                                Opinion of Venable LLP.

8.1                                Tax Opinion of Morrison & Foerster LLP.

23.1                          Consent of Venable LLP (included in opinion filed as Exhibit 5.1).

23.2                          Consent of Morrison & Foerster LLP (included in opinion filed as Exhibit 8.1).

99.1                          Press Release, dated March 8, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Date: March 14, 2012	By:	/s/ Dean A. Shigenaga
Dean A. Shigenaga
Chief Financial Officer